Exhibit (f)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement under Schedule B (No. 333-224298) of KfW and in the related Prospectus of our report dated February 27, 2018, with respect to the consolidated financial statements of KfW, included in this Annual Report on Form 18-K for the year ended December 31, 2017.

/s/ Martina Dombek	/s/ Matthias Koch
Wirtschaftsprüferin	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Eschborn, Germany

May 11, 2018